                              EMPLOYMENT AGREEMENT

         This Agreement is made as of May 22, 1996 between Sun Television and Appliances, Inc., an Ohio corporation (the "Company") and Steven A. Martin (the "Executive").

         The Company desires to employ the Executive as its Executive Vice President, Chief Financial Officer and Treasurer and the Executive desires to accept such employment pursuant to the terms set forth herein. The parties, therefore, agree as follows:

                       A. TERM, DUTIES, AND COMPENSATION

         1. TERM. The Company employs the Executive as its Executive Vice President, Chief Financial Officer and Treasurer, and the Executive accepts such employment, commencing on July 1, 1996, and, subject to early termination as provided below, terminating April 30, 2000. If notice of non-renewal is not given in writing by either party to the other on or before November 1, 1999, or on or before November 1 of each year thereafter, the term of this Agreement will be extended for one additional year. The period during which this Agreement is in effect, as provided above, is hereinafter referred to as the "Term."

         2. DUTIES. The Executive will perform the duties and have the responsibilities customary to the office of Chief Financial Officer and Treasurer, and will perform such other executive, managerial and administrative duties as the Chief Executive Officer, the President and the Board of Directors shall from time to time determine, provided that such duties are appropriate to and consistent with his position as Executive Vice President, Chief Financial Officer and Treasurer. The Executive will devote his full business time and attention and best efforts to the performance of such services and duties. The Executive may, without violating this provision, serve as a director of one or more corporations which do not compete with, and are neither suppliers to nor customers of, the Company and may serve as an officer or director of, or otherwise participate in, educational, welfare, social, religious, and civic organizations.

         3.       COMPENSATION AND BENEFITS.

                  (a) BASE SALARY. Beginning on July 1, 1996, the Company will pay the Executive a base salary at the annual rate of $150,000. For the year beginning July 1, 1997, the base salary will be increased to not less than $180,000, plus the amount resulting from the application to $180,000 of the percentage increase provided for in the last sentence of this subsection 3(a). The base salary will be paid in bi-weekly installments, less such deductions as are required to be withheld by applicable law and regulations. The base salary will be reviewed by the Board of Directors of the Company (the "Board") annually during the Term, but will be increased annually by an amount not less than 3% or the percentage increase in the cost-of-living index during the prior calendar year, as published by the Bureau of Labor Statistics, whichever is greater, multiplied by the Executive's then current base salary.

                  (b) INITIAL PAYMENT. To induce the Executive to enter into this Agreement, the Company will pay to the Executive, on or before June 30, 1996, the sum of $31,500, which sum shall be in addition to his base salary.

                  30,      ADDITIONAL CASH COMPENSATION.  The Executive will
receive, in addition to his base salary, such additional cash compensation in the form of a bonus or otherwise, as the Board determines, from time to time.

                  (d) STOCK OPTIONS AND RESTRICTED STOCK. The Company, acting through its Compensation and Stock Option Committee, will grant to the Executive an option to purchase 150,000 shares of common stock, $.01 par value, at a price per share determined as provided in this paragraph and on the terms set forth in the form of Stock Option Agreement attached hereto as Exhibit A. If the fair market value per share of the Company's common stock on the date of grant, determined in accordance with the Company's stock option plan ("Fair Market Value") is less than $4.00 per share, the option price shall be $4.00 per share. If the Fair Market Value is more than $4.00 per share, the option price shall be the Fair Market Value, and the Company shall issue to the Executive, pursuant to an agreement in the form of the Restricted Stock Agreement attached hereto as Exhibit B, that number of shares of common stock (rounded up to a whole share, if necessary) which is determined by subtracting $4.00 from the Fair Market Value, multiplying the difference by 150,000, and dividing the product so obtained by the Fair Market Value.

                  (e) FRINGE BENEFITS. Executive will be eligible to participate in such fringe benefits including, without limitation, health care insurance coverage, long term disability insurance coverage, group life insurance coverage, business travel insurance, stock option and stock purchase plans, a 401(k) plan, Section 125/cafeteria plans and other fringe benefits, as are now or in the future made available to executives of the Company or any parent or subsidiary corporation in accordance with the terms and conditions on which such fringe benefits are maintained by the Company or such parent or subsidiary.

                  (f) RELOCATION EXPENSES. In connection with his relocation from Chicago (St. Charles) to Columbus, the Company will pay or reimburse the Executive for the following:

                           (1) reasonable moving costs, including, but not
                  limited to, financing and closing costs such as points, fees and broker costs customary in the Columbus area, and title insurance if not provided by the seller;

                           (2) interim living expenses for a period beginning
                  with the date of commencement of his employment hereunder and ending on the earlier of (a) his move into a permanent residence and (b) the expiration of 120 days from the date of commencement of his employment (which 120-day period may be extended by the Company's Chief Executive Officer);

                           (3) the cost of three trips by his wife to Columbus for the purpose of finding a house;

                           (4) the difference between the net proceeds to the Executive of the sale of his present residence and the average of two appraisals acceptable to the Company;

                           (5) reimbursement for legal fees not in excess of $5,000 incurred in connection with the negotiation of this Agreement; and

                           (6) the cost of air fare and ground transportation
                  for a reasonable number of trips by the Executive between Columbus and St. Charles between the time he commences his employment and the time his family is relocated to Columbus.

         In the event that Executive's present residence is not sold within 120 days of the commence ment of his employment hereunder, the Company will either
(a) lend to him, interest free, the amount required to purchase a comparable residence in the Columbus area, or (b) sell the Executive's present residence to a buyer of its choice and reimburse the Executive as provided in clause (4) above.

         In addition to the foregoing, the Company will pay to the Executive such amount as is necessary to cover his federal income tax liability with respect to those items above listed which are includible in his gross income for federal income tax purposes.

                  (g) OTHER BENEFITS. Executive will receive the following benefits during the Term: (i) such holidays and vacation (not less than three weeks) as are provided under policies generally applicable to executives of the Company, (ii) reimbursement of all out-of-pocket expenses incurred by Executive in performance of his duties, and (iii) dues at an annual rate not to exceed $1,000 for membership in a private club of the Executive's choice.

               B. EARLY TERMINATION OF THE TERM OF THIS AGREEMENT

         4. TERMINATION UPON RETIREMENT. "Retirement," for purposes of this Agreement, means retirement at the age and in accordance with the conditions prescribed by a Company retirement plan or, if no such plan is in effect, voluntary termination by the Executive at or after attaining 65 years of age. Upon retirement this Agreement will terminate as of the date of retirement, and the Company will pay to the Executive the benefits provided by Section 3 hereof, earned, accrued, or incurred through the date of retirement. In addition, the Company will continue in effect for a period of 18 months following his retirement date the Executive's participation in the medical, health and accident benefit plans and programs in which he was participating prior to retirement or, if his continued participation in such plans and programs is not permitted, will, for that period, pay to him a sum equal to the premiums the Company was paying to provide for his participation in such plans and programs prior to this retirement. If the Executive should die within that 18-month period, the Company will use its reasonable best efforts to arrange for participation by the Executive's spouse, at her expense, in such plans and programs for the remainder of that period.

         5. TERMINATION UPON DEATH. If the Executive dies during the Term, this Agreement will terminate as of the date of death, and, in addition to any other benefits to which any person would be entitled upon the Executive's death, his bi-weekly compensation and any applicable fringe benefits will continue until the last day of the month in which his death occurs.

         6.       TERMINATION UPON DISABILITY.

                  (a) TERMINATION. If during the Term, by virtue of illness or other incapacity ("Disability"), the Executive is unable to perform, substantially and continuously, his duties for a period of more than six consecutive months in any twelve-month period, the Company may thereafter, on not less than 45 days written notice to the Executive, terminate this Agreement.

                  (b) BENEFITS. After the date of termination, the Company shall maintain for the Executive's benefit, until the earlier of (a) the expiration of 18 months from the date of termination or (b) the Executive's death, all costs associated with any life insurance, medical, health and accident or other welfare benefit plans or programs maintained by the Company at the time of the Executive's termination for Disability in which the Executive shall have been participating prior to termination, provided that the Executive's continued participation is permitted under the general terms of such plans and programs after such termination. If the Executive's continued participation in any such plan or program is not permitted, the Company will, for the above-stated period, pay to the Executive a sum equal to the premiums the Company was paying to provide for his participation in such plans and programs prior to his termination. If the Executive should die within that 18-month period, the Company will use its reasonable best efforts to arrange for participation by the Executive's spouse, at her expense, in the medical, health and accident programs in which the Executive was participating for the remainder of that 18-month period and, thereafter, at her expense, until she shall reach age 65.

                  (c) CERTIFICATION OF DISABILITY. A determination of Disability shall be subject to certification, if such a certification is requested by either party, by a qualified medical doctor agreed to by the Company and the Executive, or, in the event of the Executive's incapacity to designate a qualified medical doctor, by the Executive's legal representative. If the Company and the Executive fail to agree upon a qualified medical doctor, each party shall designate a qualified medical doctor and the two doctors so designated shall select a third qualified medical doctor, who shall make the determination of Disability.

         7. TERMINATION FOR CAUSE. For purposes of this Agreement, "cause" means fraud, embezzlement, gross negligence or willful misconduct or a material default by the Executive in the performance of his duties hereunder. No act or failure to act on the Executive's part will be considered "willful" unless done or omitted to be done by him not in good faith or without a reasonable belief that his action or omission was in the best interest of the Company.

         If the Board believes that the Executive's employment should be terminated for cause, the Board will notify the Executive in writing, stating the bases for its belief. The Executive will have 10 days to respond to the notice. If, following receipt of the Executive's response, the Board determines that the Executive's employment should be terminated for cause, the Company may, upon 30 days' prior written notice to the Executive, terminate his employment . Upon such termination, the Executive will receive, through the date of termination, his base salary and other benefits provided by Section 3 hereof, earned, accrued, or incurred.

         8. VOLUNTARY TERMINATION BY THE EXECUTIVE. If the Executive voluntarily terminates his employment , he will receive his base salary and other benefits provided by Section 3 hereof, earned, accrued, and incurred through the date of termination . Termination by the Executive following a change in control, in the event of either a material and adverse change in his status or responsibilities or a relocation of the Company's headquarters to a location more than 50 miles from its present location, will not be a voluntary termination by him within the meaning of this Section 8, but will be deemed to be a termination without cause, within the meaning of Section 9. For purposes of this Section, a "change in control" will be deemed to have occurred if and when (a) any person not presently affiliated with the Company acquires, directly or indirectly, or through or in concert with one or more other persons, the power to vote or direct the voting of more than 50% of the voting power of the outstanding voting securities of the Company, (b) all or substantially all of the assets of the Company are acquired by or combined with another person, in one or more transactions, and less than 50% of the outstanding voting securities of the person surviving such transaction or transactions, after such acquisition or combination is consummated, are owned by persons who owned, immediately prior to such acquisition or combination, voting shares of the Company outstanding immediately prior to such acquisition or combination, or (c) there is elected at a meeting of the shareholders of the Company a majority of the members of the Board of Directors who were not members of, or elected or recommended by, the previously existing Board of Directors of the Company.

         9. TERMINATION BY THE COMPANY WITHOUT CAUSE. If the Board determines that the employment of the Executive should be terminated without cause, the Board will notify the Executive, in writing, of its decision.

                   After the date of termination without cause of the Executive's employment , the Company will maintain for the Executive's benefit, until the earlier of (i) the date when the Executive is employed by any person other than the Company or (ii) the expiration of 18 months from the date of termination, all costs associated with any medical, health and accident, disability or other similar benefit plans or programs maintained by the Company at the time of the Executive's termination in which the Executive was participating prior to termination without cause, provided the Executive's continued participation is permitted under the general terms of such plans and programs after his termination. If the Executive's participation in any such plan or program is not permitted, the Company will for such period pay to him a sum equal to the premiums the Company was paying to provide for his participation in such plans and programs prior to termination. If the Executive should die within that 18-month period and prior to his employment by any other person, the Company will use its reasonable best efforts to arrange for participation by the Executive's spouse, at her expense, in the medical, health and accident plans and programs in which the Executive was participating for the remainder of that 18-month period.

                  In addition, the Executive will be entitled to receive payment of his base salary then in effect until the earliest of (i) the date when he is employed by any person other than the Company, (ii) the expiration of the then-current Term, or (iii) his death.

                            C. RESTRICTIVE COVENANTS

         10. COVENANT AGAINST COMPETITION; CONFIDENTIALITY. The Executive acknowledges that the principal business of the Company is the operation of consumer electronics and appliance stores ("the Company Business"), that the Company is one of a limited number of persons who have developed such business, that the Executive's employment by the Company will give him access to confidential and proprietary information belonging to the Company, and that the Company would not have entered into this Agreement but for the agreements and covenants of the Executive in this Section 10. Accordingly, the Executive covenants and agrees that:

                  (a) The Executive will not, directly or indirectly, for a period commencing on the date of this Agreement and terminating one year following the termination of the Executive's employment with the Company (the "Restricted Period"), (i) engage in the Company Business for the Executive's own account within 100 miles of any store operated by the Company or proposed to be opened by the Company at the time of termination or (ii) render any services as an officer, director, consultant, or employee to any person other than the Company engaged in such business within 100 miles of any store operated by the Company or proposed to be opened by the Company at the time of termination. For the purpose of this Section 10, a store as to which a decision has been made by the Company to negotiate for a site will be considered as "proposed to be opened."

                  Notwithstanding the foregoing, the Restricted Period will be two years if the Executive's employment is terminated for cause in accordance with Section 7, or if the Executive terminates his employment voluntarily, as provided in Section 8. If the Executive's employment is terminated by the Company without cause, the Restricted Period will terminate if the Company fails to pay the Executive, at the times and in the amounts provided for, the compensation due him in accordance with Section 9 of this Agreement.

                  (b) During the Restricted Period, the Executive will not, directly or indirectly, (i) knowingly solicit or encourage to leave the employment of the Company or any of its affiliates any employee of the Company or any of its affiliates or (ii) hire any employee who has left the employment of the Company or any of its affiliates within six months of the termination of such employee's employment with the Company or any of its affiliates.

                  (c) During and after the Restricted Period, the Executive will keep secret and retain in strict confidence and will not use for his benefit or for the benefit of others, except in connection with the business and affairs of the Company and its affiliates, all confidential matters relating to the Company's business and to the Company and its affiliates learned by the Executive heretofore or hereafter, directly or indirectly, from the Company and its affiliates, including, without limitation, all software systems, trade secrets, customer lists, supplier information, costing information, financial information and similar property (the "Confidential Company Information"), and will not disclose the Company Confidential Information to anyone outside the Company and its affiliates except with the Company's express prior written consent and except for the Confidential Company Information which (i) is at the time of receipt or thereafter becomes publicly known through no wrongful act of the Executive, (ii) is received without breach of this Agreement from a third party not under an obligation to keep such information confidential, or (iii) is required to be disclosed by legal order or subpoena.

                  (d) All memoranda, notes, lists, records and other documents (and all copies thereof) made or copied by the Executive or made available to the Executive concerning the Company's business or the Company or any of its affiliates will be the Company's property and will be kept confidential in accordance with the provisions of this Agreement and will be delivered to the Company at any time on request and, upon termination of the Executive's employment, will be left with the Company.

                  (e) If the Executive breaches or threatens to commit a breach of any of the provisions of Sections 10(a)-(d) (the "Restrictive Covenants"), the Company will have the following rights and remedies, each of which rights and remedies will be independent of the other and severally enforceable, and all of which rights and remedies will be in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity:

                           (1) The right to have the Restrictive Covenants specifically enforced by any court having equity jurisdiction, including, without limitation, the right to entry against the Executive of restraining orders and injunctions (preliminary, mandatory, temporary, and permanent) against violations, threatened or actual, and whether or not continuing, of such covenants, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.

                           (2) The right to damages as provided by law.

                                D. MISCELLANEOUS

         11. ARBITRATION. If a controversy arises as to (a) whether the services and duties assigned to the Executive are within the terms of this Agreement or (b) whether this Agreement was rightfully or wrongfully terminated (by either party) within the terms of this Agreement, such controversy will be settled by arbitration in Columbus, Ohio. The arbitration will be held in accordance with the rules of the American Arbitration Association (the "AAA") then in effect. The arbitration will be conducted by a single arbitrator mutually agreed upon by the parties, or, if the parties cannot agree, chosen in accordance with the rules of the AAA.

                  The determination or award rendered therein will be binding and conclusive on the parties, and judgment may be rendered thereon in accordance with applicable law by any court having jurisdiction.

         12. SEVERABILITY. The Executive acknowledges and agrees that he has had an opportunity to seek advice of counsel in connection with this Agreement, and that the Restrictive Covenants are reasonable in geographical and temporal scope and in all other respects. If it is determined that any of the provisions of this Agreement, including, without limitation, any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the provisions of this Agreement will not thereby be affected and will be given full effect, without regard to the invalid portions. If any court determines that any of the covenants contained in this Agreement, including, without limitation, any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographical scope of such provision, the duration or scope of such provision, as the case may be, will be reduced so that such provision becomes enforceable and, in its reduced form, such provision will then be enforceable and will be enforced.

         13. NOTICES. Any notice or other communication required or permitted hereunder will be in writing and will be delivered personally, sent by facsimile transmission or sent by certified, registered or express mail, pre-paid. Any such notice will be deemed given when so delivered personally, sent by facsimile transmission, or if mailed, five days after the date of deposit in the United States mail as follows:

                                    IF TO THE COMPANY:
                                    -----------------
                                    Sun Television and Appliances, Inc.
                                    6600 Port Road
                                    Groveport, Ohio 43125
                                    Attn:   Chairman of the Board

                                    or such other address as the Company shall from time to time designate by notice in writing to the Executive.

                                      and

                                    IF TO THE EXECUTIVE:
                                    -------------------
                                    Mr. Steven A. Martin, at his address on the personnel records of the Company.

         14. WAIVERS AND AMENDMENTS. This Agreement may be amended, superseded, canceled, renewed or extended and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any waiver on the part of any party of any such right, power or privilege or any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

         15. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of Ohio applicable to agreements made and to be performed entirely within that state.

         16.      SUCCESSORS.

                  (a) This Agreement will inure to the benefit of and be binding upon the Company, its successors and assigns, including without limitation any person, partnership or corporation which may acquire voting control of the Company or all or substantially all of the Company's assets and business, or with or into which the Company may be consolidated or merged.

                  (b) This Agreement will also inure to the benefit of and be binding upon the Executive, his heirs, successors, and legal representatives.

         17. ASSIGNMENT. Except as expressly provided herein, neither this Agreement nor any rights, benefits or obligations hereunder may be assigned by the Company or the Executive without the prior written consent of the other.

         18. CAPTIONS AND TITLES. Captions and titles have been used in this Agreement only for convenience, and will not affect the interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties have signed this Agreement effective as of the date and year first above-written.

SUN TELEVISION AND APPLIANCES, INC.

By: /s/ JAMES R. COPITZKY                     /s/ STEVEN A. MARTIN
   ------------------------------------     -----------------------------------
                                                  Steven A. Martin

Name: James R. Copitzky
     ----------------------------------

Title: President
      ---------------------------------